EXHIBIT 10.54

FINAL EXECUTION COPY

AMENDMENT NO. 1 TO LEASE

THIS AMENDMENT NO. 1 TO LEASE (“Amendment”) is made as of the 18 day of March 2014 (“Effective Date”), by and between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated as of July 25, 2011 (“Lease”), Landlord is leasing to Tenant 21,400 square feet of rentable area located on the 3rd floor of the East Tower of the Building (the “Premises”), located at 2200 Pennsylvania Avenue, NW, Washington, DC (the “Building”); and

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord in accordance with the terms hereof, eight thousand eight hundred sixty (8,860) rentable square feet of office space (“2nd Floor East Premises”) on the second (2nd) floor of the East Tower of the Building, as shown on Exhibit A attached hereto; and

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

2. 2nd Floor East Premises; Lease Term.

(a) Notwithstanding anything to the contrary contained in the Lease, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the 2nd Floor East Premises. The 2nd Floor East Premises shall be subject to, and have the benefits of, all of the terms and conditions of the Lease applicable with respect to the original Premises for the entire 2nd Floor East Premises Lease Term (as hereinafter defined), except as otherwise expressly provided herein.

(b) The term of the Lease with respect to the 2nd Floor East Premises will commence on September 1, 2014 (“2nd Floor East Premises Lease Commencement Date”), and shall expire on September 30, 2026 (“2nd Floor East Premises Lease Term”), unless such 2nd Floor East Premises Lease Term shall be terminated earlier in accordance with the provisions of the Lease or shall be extended in accordance with the provisions in Paragraph 8 below and Rider No. 1 to the Lease. Tenant shall be deemed to have commenced beneficial use of the 2nd Floor East Premises when Tenant commences business operations in the 2nd Floor

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East Premises. Landlord anticipates delivering the 2nd Floor East Premises twenty-four (24) hours following the Effective Date of this Amendment. The term “Lease Term” in the Lease shall include the period of the 2nd Floor East Premises Lease Term and, if applicable, the 2nd Floor East Premises Renewal Term, with respect to the 2nd Floor East Premises so that the Lease Term will continue with respect to the 2nd Floor East Premises even if the only space leased under the Lease is the 2nd Floor East Premises.

(c) The term “Premises” as used in the Lease (but not as used herein) shall mean the original Premises and the 2nd Floor East Premises.

3. 2nd Floor East Premises Base Rent; Operating Expenses.

(a) Commencing on the 2nd Floor East Premises Lease Commencement Date, and continuing thereafter during the 2nd Floor East Premises Lease Term, Tenant shall pay to Landlord as annual base rent for the 2nd Floor East Premises, without set off, deduction or demand, an amount equal to the product of Forty-Three and 00/100 Dollars ($43.00) multiplied by the total number of square feet of rentable area in the 2nd Floor East Premises (i.e, 8,860 rentable square feet). In addition, Tenant shall pay to Landlord on or prior to the Effective Date, the sum of Thirty-One Thousand Seven Hundred Forty-Eight and 34/100 Dollars ($31,748.34) (“2nd Floor East Premises Advanced Rent”), which sum shall be credited by Landlord toward the monthly installment of annual base rent due on the first (1st) day of the tenth (10th) calendar month falling after the month in which the 2nd Floor East Premises Lease Commencement Date occurs.

(b) Notwithstanding anything to the contrary contained in this Paragraph 3 and provided no Event of Default by Tenant has occurred, Landlord hereby agrees to grant Tenant an abatement of one hundred percent (100%) of the annual base rent and Operating Expenses payable hereunder for the first nine (9) full calendar months of the 2nd Floor East Premises Lease Term (the “2nd Floor East Premises Rent Abatement”); provided however, if Tenant cures such Event of Default in full prior to the end of the first nine (9) full calendar months of the 2nd Floor East Premises Lease Term, then Tenant shall be entitled to the abatement as of the day following such cure. Thereafter Tenant shall pay the full amount of annual base rent due in accordance with the provisions of this Paragraph 3. Notwithstanding anything to the contrary in this Paragraph 3(b), the rent escalation, as required by Paragraph 3(c) below, shall be based on the full and unabated amount of rent payable for the first (1st) Lease Year of the 2nd Floor East Premises Lease Term as set forth in Paragraph 3(a) above.

(c) Commencing on the first anniversary of the 2nd Floor East Premises Lease Commencement Date and each anniversary thereafter during the 2nd Floor East Premises Lease Term, the base rent for the 2nd Floor East Premises payable by Tenant shall be increased by two and one-half percent (2.5%) of the amount of base rent payable for the preceding Lease Year.

(d) Commencing on the 2nd Floor East Premises Lease Commencement Date, Tenant shall pay Landlord, as additional rent for the 2nd Floor East Premises, Tenant’s proportionate share of the Operating Expenses incurred by Landlord during any calendar year

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falling entirely or partly within the 2nd Floor East Premises Lease Term. Such Operating Expenses for the 2nd Floor East Premises shall be calculated in the same manner as is set forth in Article IV of the Lease, with the proportionate share adjusted during the 2nd Floor East Premises Lease Term to reflect the 2nd Floor East Premises leased pursuant to this Amendment.

4.	Security Deposit; Reductions in Letter of Credit.

(a) On or before the Effective Date, pursuant to the terms of Article V of the Lease, Tenant shall deliver to Landlord Two Hundred Eighty-Five Thousand and 00/100 Dollars ($285,000.00) in the form of a Letter of Credit as an additional Security Deposit under the Lease for the 2nd Floor East Premises (“Second Floor East Premises Security Deposit”).

(b) Provided that, as of the applicable Reduction Date (as defined below) (x) no Event of Default shall then be in existence under the Lease, (y) Tenant’s then-current Liquidity (as defined in the Lease) is equal to or greater than the sum of Tenant’s remaining obligations under the Lease, and (z) if Cash Flow from Operations (as defined in the Lease) is negative, Tenant’s then current Liquidity also is equal to or greater than the product of (I) the annual Cash Flow from Operations multiplied by (II) the number of years remaining in the 2nd Floor East Premises Lease Term (i.e., the cash burn), Tenant shall have the right with respect to each Reduction Date to reduce the 2nd Floor East Premises Security Deposit to the amount of the 2nd Floor East Premises Security Deposit set forth below as of each Reduction Date. The following chart reflects the potential dates on which a reduction in the amount of the 2nd Floor East Premises Security Deposit may occur, and the resulting required amount of the 2nd Floor East Premises Security Deposit in the event of the applicable reduction:

Required Amount of 2nd Floor East
Reduction Date	Premises Security Deposit

being later of (A) 30 days after the Audited Financial Statements (as defined in the Lease) are delivered to Landlord for fiscal year ending immediately prior to start of applicable Lease Year below or (B) first day of applicable Lease Year below:

Fourth Lease Year of 2nd Floor East Premises Lease Term	$228,000.00
Sixth Lease Year of 2nd Floor East Premises Lease Term	$171,000.00
Eighth Lease Year of 2nd Floor East Premises Lease Term	$114,000.00

“Lease Year” for the purposes of the above chart shall only mean each 12 month period commencing on the 2nd Floor East Premises Lease Commencement Date.

If all of the aforesaid conditions are met, within ten (10) business days after Landlord’s receipt of Tenant’s written request certifying that all conditions to the applicable reduction have been met, Landlord shall notify the issuer of the Letter of Credit that the Letter of Credit may be reduced in the amount of the reduction so authorized and the security deposit shall be so reduced in accordance with Section 5.1(d) of the Lease.

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5.	Condition of the Premises.

(a) Tenant shall accept the 2nd Floor East Premises in Ready for Buildout Condition as described in Section 2.2 of the Lease and the condition generally described in Exhibit B – Schedule I of the Lease. All Tenant improvements to the 2nd Floor East Premises (“2nd Floor East Premises Related Work”) shall be done in accordance with the requirements set forth in Exhibit B to the Lease.

(b) Provided no Event of Default has occurred, Landlord shall grant Tenant an improvement allowance (“2nd Floor East Premises Related Allowance”) in an amount equal to the product of (a) Eighty-Five and 00/100 Dollars ($85.00), multiplied by (b) the number of rentable square feet in the 2nd Floor East Premises (i.e., $753,100.00) to be applied to the 2nd Floor East Premises Related Work in compliance with the provisions set forth in (i) – (iii) below. If Tenant cures such Event of Default prior to the end of the first twelve (12) months of the 2nd Floor East Premises Lease Term, then Tenant shall be entitled to the allowance as of the day following such cure. Any portion of the 2nd Floor East Premises Related Allowance that remains unreserved and unapplied after the expiration of the first twelve (12) months of the 2nd Floor East Premises Lease Term shall be deemed waived and forfeited. Notwithstanding anything contained in the Lease or this Amendment to the contrary:

(i) At least eighty percent (80%) (i.e., $602,480.00) of the 2nd Floor East Premises Related Allowance must be applied toward hard construction costs.

(ii) Tenant may apply up to twenty percent (20%) (i.e., $150,620.00) of the 2nd Floor East Premises Related Allowance toward architectural design fees, engineering fees, telephone/data installation, security systems, cabling and wiring and construction management fees (“Soft Construction Costs”), but not toward any abatement of rent, furniture, fixtures and equipment, moving costs or move-related expenses.

(iii) At least Four Hundred Forty Three Thousand and No/100 Dollars ($443,000.00) of the 2nd Floor East Premises Related Allowance (i.e., $50.00 per rentable square feet of the 2nd Floor East Premises) must be applied toward hard construction costs within the 2nd Floor East Premises, specifically excluding any costs related to the Interconnecting Stair, as defined below. No more than Three Hundred Ten Thousand and No/100 Dollars ($310,000.00) of the 2nd Floor East Premises Related Allowance (i.e., $35.00 per rentable square foot of the 2nd Floor East Premises) may be applied toward hard construction costs and/or Soft Construction Costs on the Interconnecting Stair and/or tenant improvements on the third floor portion of the Premises.

(c) Disbursements of the 2nd Floor East Premises Related Allowance will be made in accordance with the terms and conditions set forth in Exhibit B to the Lease.

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6. Internal Stairwell. Subject to Landlord’s approval of size, location and design, Tenant shall have the right to install a communicating stair (“Interconnecting Stair”) between the 2nd Floor East Premises and Tenant’s original Premises located on the 3rd Floor East of the Building (“Interconnecting Stair Area”). At the direction of Landlord, Tenant must remove or demise-off the Interconnecting Stair to meet Legal Requirements upon the expiration or earlier termination of either (i) the Lease Term with respect to the portion of the Premises located on the third floor only, (ii) the 2nd Floor East Premises Lease Term or (iii) the Lease Term for all of the space leased to Tenant under the Lease and this Amendment, and Tenant shall restore the Interconnecting Stair Area to its condition prior to installation of the Interconnecting Stair in compliance with Legal Requirements. The slab shall be restored such that the stair opening will be in-filled with concrete on metal deck supported by edge angles. The in-fill will achieve the same load capacity as that of the existing slab around the opening and will be a 2 hour rated assembly. The slab levelness and load capacity will comply with specifications in Exhibit B – Schedule I to the Lease, including the specifications in Section 1(d). Additionally, the in-fill will be constructed in a manner that does not exceed the capacity of the adjacent floor slab or adversely impact the ceiling plenum of the space below. Notwithstanding the foregoing, however, Tenant shall not be responsible for the removal of the Interconnecting Stair and restoration or demising-off of the Interconnecting Stair Area if Hunton & Williams LLP exercises its right to expand into Tenant’s original Premises and the 2nd Floor East Premises at the same time, and provided Hunton & Williams LLP elects to keep the Interconnecting Stair in place.

7. Parking. In accordance with Article XXIV of the Lease, Landlord agrees to make available to Tenant and its employees and to Tenant’s permitted subtenants, at the then prevailing monthly market rate for non-reserved parking permits in comparable Trophy Class and Class A buildings in downtown Washington, D.C., monthly parking permits in an aggregate amount not to exceed one (1) monthly parking permit for each one thousand three hundred fifty (1,350) square feet of above-grade rentable area in the 2nd Floor East Premises (i.e., seven (7) monthly parking permits).

8. Renewal. In addition to the renewal rights granted in Rider No 1 to the Lease, upon the expiration of the 2nd Floor East Premises Lease Term, Tenant shall have the conditional right to renew the term of the Lease with respect to the 2nd Floor East Premises for one (1) additional term of five (5) years (“2nd Floor East Premises Renewal Term”). Tenant’s right to renew the term of the Lease with respect to the 2nd Floor East Premises hereunder is subject and subordinate to the right of Hunton & Williams LLP to expand into the 2nd Floor East Premises pursuant to expansion rights contained in Hunton & Williams LLP’s lease pursuant to a mutual agreement of Landlord and Hunton & Williams LLP. In addition, all other terms and conditions of the 2nd Floor East Premises Renewal Term shall be in accordance with Rider No. 1 to the Lease; provided however, the Renewal Option Notice and Outside Notice Deadline shall be based on the 2nd Floor East Premises Lease Expiration Date.

9. Access Control. In accordance with Article XIV of the Lease, Landlord shall, at its cost, provide an initial set of access cards to the Building and Garage in an amount equal to the number of initial employees of Tenant who work on a full-time basis at the 2nd Floor East Premises as of the 2nd Floor East Premises Lease Commencement Date, in an aggregate amount not to exceed one (1) for each five hundred (500) square feet of above grade rentable area in the 2nd Floor East Premises (excluding any storage space leased by Tenant).

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10. Signage. Subject to the terms and conditions of Article X of the Lease, Tenant shall be permitted, at its sole cost, to install its own unique signage on or next to its suite entrance on the 2nd Floor East. Any signage installed by Tenant shall be removed by Tenant, at its sole cost and expense upon the expiration of the 2nd Floor East Premises Lease Term (and Tenant shall repair any damage to the Building or the 2nd Floor East Premises caused by such removal).

11. Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.

12. Broker. Landlord recognizes Studley and Cushman and Wakefield (collectively, the “Brokers”) as the sole brokers procuring this Amendment and shall pay said Brokers a commission pursuant to separate agreements between said Brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment. Landlord and Tenant shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Amendment, other than the Brokers.

13.	Authority.

(a) Tenant and each of the persons executing this Amendment on behalf of Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing corporation and is in good standing under the laws of the State of Delaware, that all necessary corporate action has been taken to enter into this Amendment and that the person signing this Amendment on behalf of Tenant has been duly authorized to do so.

(b) Landlord and each of the persons executing this Amendment on behalf of Landlord hereby represents and warrants to Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware, that all necessary company action has been taken to enter into this Amendment and that the person signing this Amendment on behalf of Landlord has been duly authorized to do so.

14.	Landlord and Tenant’s Representations and Acknowledgements.

(a) To the best of Tenant’s knowledge, Landlord has performed all of its obligations under the Lease. To the best of Tenant’s knowledge, Landlord is not in default under the Lease as of the date hereof, and Tenant is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by

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Landlord under the Lease. Tenant has no current claims, defenses or set-offs of any kind to the payment or performance of Tenant’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

(b) To the best of Landlord’s knowledge, Tenant has performed all of its obligations under the Lease. To the best of Landlord’s knowledge, Tenant is not in default under the Lease as of the date hereof, and Landlord is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Tenant under the Lease. Landlord has no current claims, defenses or set-offs of any kind to the payment or performance of Landlord’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Landlord to Tenant, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Landlord under the Lease as of the date hereof.

15. Mutual Negotiation. Landlord and Tenant each hereby covenant and agree that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant do hereby waive any claim of authorship against the other party.

16. General Provisions. Landlord and Tenant agree that the terms and conditions of this Amendment shall also be subject to the same provisions regarding confidentiality as are contained within Section 25.20 of the Lease.

17. Binding Effect. This Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the date and year first above written.

LANDLORD:

SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company

By:	BP/DC PROPERTIES, INC.,
a Maryland corporation, its sole member and manager

	By:	/s/ Peter D. Johnston [SEAL]

		Name:	Peter D. Johnston

		Title:	Senior Vice President

TENANT:

VANDA PHARMACEUTICALS INC.,
a Delaware corporation

By:	/s/ James Kelly [SEAL]

	Name:	James Kelly

	Title:	SVP & CFO

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EXHIBIT A

DIAGRAM OF 2nd Floor East Premises

EXHIBIT A

OUTLINE OF THE EXPANSION PREMISES

2nd Floor East

Exhibit A

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